                                                                      Exhibit 99

[LOGO]
TELETECH

                                 March 22, 2002

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC  20549

         Re:   TeleTech Holdings, Inc. (the "Company")
               Arthur Andersen Audit Representation Letter

Ladies and Gentlemen:

Arthur Andersen has represented to the Company that the audit for the Company was subject to Arthur Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the audit, availability of national office consultation, and availability of personnel at foreign affiliates of Arthur Andersen to conduct the relevant portions of the audit.

                            TeleTech Holdings, Inc.

                            By: /s/ James B. Kaufman
                               ---------------------------------------
                            Name:   James B. Kaufman
                                 -------------------------------------
                            Its:  Executive Vice President, General
                                --------------------------------------
                                  Counsel and Secretary
                                --------------------------------------